SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        NATIONAL CITY BANCSHARES, INC.
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed  on  table below per  Exchange Act  Rules  14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

                        NATIONAL CITY BANCSHARES, INC
                               227 Main Street
                          EVANSVILLE, INDIANA 47708


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 19, 1999


TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of NATIONAL CITY BANCSHARES, INC. (the "Corporation") will be held in the Casino Aztar Hotel, Mezzanine Meeting Rooms, 421 N.W. Riverside Drive, Evansville, Indiana, on Wednesday, May 19, 1999, at 9:30 a.m., C.D.T., for the purpose of considering and voting upon the following matters:

      1. To elect four directors in Class I, each to serve a term expiring at the 2002 Annual Meeting of Shareholders.

      2. To consider and act upon a proposal to adopt the National City Bancshares, Inc. 1999 Stock Option and Incentive Plan.

      3. To approve or disapprove the appointment of PricewaterhouseCoopers, LLP as the Corporation's auditors for 1999.

      4. To transact such other business that may properly be brought before the meeting.


Shareholders of record at the close of business on March 22, 1999, are the only shareholders entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors,


                                       /S/  STEPHEN C. BYELICK, JR.

                                       STEPHEN C. BYELICK, JR., Secretary


April 21, 1999


                                  IMPORTANT


WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                       NATIONAL CITY BANCSHARES, INC.
                             EVANSVILLE, INDIANA


                               PROXY STATEMENT

                             GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National City Bancshares, Inc. (the "Corporation") of Proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 19, 1999, in accordance with the foregoing notice.

The solicitation of Proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit Proxies other than by use of the mails, but certain officers and employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain Proxies. The Proxy materials are first being mailed to shareholders on or about April 21, 1999.

Any shareholder executing a Proxy has the right to revoke it by the execution of a subsequently dated Proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the Proxy or by voting in person at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the Proxy. In the absence of instructions, the Proxy will be voted "FOR" the election of the four persons listed in this Proxy Statement, "FOR" the adoption of the National City Bancshares, Inc. 1999 Stock Option and Incentive Plan, and "FOR" the appointment of auditors.


                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Only shareholders of record at the close of business on March 22, 1999, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 22, 1999, the Corporation had outstanding 16,842,456 shares of common
stock, without par value.   On all matters including the election of
directors, each shareholder will have one vote for each share held.

A quorum will be present if the holders of a majority of the outstanding shares of common stock are present at the meeting, in person, or by Proxy. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting. Approval of Proposal 2 (the National City Bancshares, Inc. 1999 Stock Option and Incentive Plan) and Proposal 3 (the appointment of auditors) each require the number of votes in favor of the proposal be greater than the number opposing it.

A Proxy may indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposals, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The non-voting of shares or abstentions will not affect the election of directors, Proposal 2, or Proposal 3 because none of these matters require the affirmative vote of a specified number of shares.

Principal Shareholders

As of March 22, 1999, to the knowledge of the Corporation, there was no person or group of persons who beneficially owned more than 5% of the outstanding common stock of the Corporation.

Security Ownership of Management

The following table sets forth as of March 22, 1999, the number of shares of common stock of the Corporation beneficially owned by the directors, the Named Executive Officers listed in "Compensation of Executive Officers," and all directors and executive officers as a group.

--------------------------------------------------------------------------------
Name of Beneficial Owner
                                            Amount and Nature of
                                          Beneficial Ownership (1)    Percent of
                                                                         Class
--------------------------------------------------------------------------------
      Janice L. Beesley                            68,864 (2)               *
      Ben L. Cundiff                              437,824                2.60%
      Michael F. Elliott                          358,210 (3)            2.12%
      Susanne R. Emge                              26,004 (4)               *
      Donald G. Harris                             12,829                   *
      H. Ray Hoops                                  1,261                   *
      Robert A. Keil                               79,156 (5)               *
      John D. Lippert                              75,391 (6)               *
      George D. Martin                            206,022                1.22%
      Ronald G. Reherman                            9,571 (7)               *
      Curtis D. Ritterling                          8,294 (8)               *
      Laurence R. Steenberg                        30,872 (9)               *
      Robert D. Vance                            752,208 (10)            4.47%
      Richard F. Welp                              4,365 (11)               *
      All Directors and Executive              1,716,196 (12)           10.11%
      Officers as a Group (14 persons)
--------------------------------------------------------------------------------

<F*>  Represents less than one percent.

<F1>  The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

<F2>  Includes 29,764 with sole voting and investment power; 29,511 shares with sole voting and investment power by spouse; and 9,589 shares that may be purchased pursuant to options exercisable within 60 days.

<F3>  Includes 284,712 shares with sole voting and investment power; 3,410 shares held by a trust with shared voting and investment power; and 70,088 shares that may be purchased pursuant to options exercisable within 60 days.

<F4>  Includes 10,091 shares with sole voting and investment power; 10,414 with shared voting and investment power with spouse; and 5,499 shares with sole voting and investment power by spouse.

<F5>  Includes 14,581 shares with shared voting and investment power with spouse; and 64,575 shares that may be purchased pursuant to options exercisable within 60 days.

<F6>  Includes 16,479 shares with sole voting and investment power; 8,687 shares with sole voting and investment power by spouse, and 50,225 shares that may be purchased pursuant to options exercisable within 60 days.

<F7>  Includes 3,582 shares with sole voting and investment power; and 5,989 shares with shared voting and investment power with spouse.

<F8>  Includes 2,783 shares with shared voting and investment power with spouse; and 5,511 shares that may be purchased pursuant to options exercisable within 60 days.

<F9>  All shares are held in trust for a limited partnership of which Mr.
      Steenberg is a general partner with sole voting and investment power.

<F10> Includes 740,591 shares with sole voting and investment power and
      11,617 shares with sole voting and investment power by spouse.


<F11> Includes 2,062 shares with sole voting and investment power; and 2,303 shares with shared voting and investment power with spouse.

<F12> Includes 133,206 shares that may be purchased pursuant to options exercisable within 60 days.

                            ELECTION OF DIRECTORS

Nominees

The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the meeting.

Each of the nominees below currently serves as a director of the Corporation. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such other person as the Board may recommend.


The Board of Directors recommends a vote FOR the following nominees:

                                                                         Director of
Name and Principal Occupation                                           Corporation
      (Past Five Years)                                          Age       Since
------------------------------------------------------------------------------------

                                   CLASS I
                                   -------

The following are nominees for directorship in Class I of the Board of Directors, whose terms shall expire at the Annual Meeting of Shareholders in 2002.

Janice L. Beesley                                                 45       1995
  Regional President, The National City Bank of Evansville,
  (November 1998 to Present);
  Chairman and Chief Executive Officer,
  Alliance Bank (July 1997 to November 1998);
  President and Chief Executive Officer,
  United Financial Bancorp, Inc. (1992 to 1995)

Donald G. Harris                                                  66       1986
  President and Treasurer, Harris Development Corp.
  (1994 to Present)

George D. Martin                                                  51       1998
  Member, R.R. Dawson Bridge Co., LLC (1970 to Present);
  President, R.R. Dawson Realty, Inc. (1980 to Present);
  Member, Dabney Group, LLC (1995 to Present);
  and Chairman of the Board, The Progressive Bank, N.A.
  (1987 to Present)

  Richard F. Welp                                                 57       1998
  Southwest Region Manager, Land O'Lakes, Inc.
  (1981 to Present)


                                  CLASS II
                                  --------

(Continuing Directors with Term to Expire 2000)

Ben L. Cundiff                                                    50       1998
  Chairman, Trigg County Farmers Bank (1991 to Present); and
  CEO, Trigg County Farmers Bank (1991 to August 1998)

Susanne R. Emge                                                   57       1985
  Executive Director, St. Mary's Medical Center
  Foundation of Evansville, Inc. (February 1997 to Present);
  Senior Vice President - Community Relations and Trust
  Manager, The National City Bank of Evansville
  (1996 to February 1997); and Vice President for
  Corporate and Community Services,
  Deaconess Hospital, Inc. (1990 to 1995)

Robert A. Keil                                                    55       1993
  President of the Corporation (1993 to Present)

Laurence R. Steenberg                                             60       1985
  President, BST Incorporated (Oil Production);
  CEO, Service Telecom Corporation (October 1998 to Present);
  President, Lot Resources (1996 to Present);
  Director, J. H. Rudolph & Co., Inc. (1996 to Present);
  Part Owner, World Connection Services, LLC,
  (Internet services provider) (1994 to 1998),
  Manager, World Connection Services, LLC,
  (Internet services provider) (1994 to March 1998); and
  Assistant Professor of Management, University of Evansville
  (1989 to May 1997)


                                  CLASS III
                                  ---------

(Continuing Directors with Term to Expire 2001)

Dr. H. Ray Hoops                                                  59       1996
  President, University of Southern Indiana (1994 to Present);
  Director, The National City Bank of Evansville (1993 to 1996);
  Director, NCBE Leasing Corp. (1994 to Present); and
  Vice Chancellor for Academic Affairs, University of
  Mississippi, (1988-1994)

John D. Lippert                                                   65       1985
  Retired; Chairman of the Board and Chief Executive Officer
  of the Corporation  (1993 to December 1997)

Ronald G. Reherman                                                63       1985
  Chairman of the Board, President and Chief Executive
  Officer, SIGCORP, Inc. (Gas and Electric Public Utility
  Holding Company) (1996 to Present);  Chairman of the Board,
  Southern Indiana Gas and  Electric Company (SIGECO)
  (Public Utility) (1992 to Present); and President and
  Chief Executive Officer,  SIGECO (1990 to September 1997)

Robert D. Vance                                                   58       1998
  Interim Chairman of the Board and Interim Chief Executive
  Officer of the Corporation (February 1999 to Present);
  Senior Vice President, National City Bancshares, Inc.
  (August 1998 to February 1999); and Chairman, Community
  First Financial, Inc. (1987 to August 1998)

                    COMMITTEES OF THE BOARD OF DIRECTORS

During 1998 the Board of Directors met fifteen times. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which the director served.

The Corporation has standing Compensation and Audit Committees, but does not have a nominating committee. The duties of the Compensation Committee are
explained later under "Compensation of Executive Officers."   The Audit
Committee approves and reviews the internal audit programs of the Corporation and its subsidiaries. The Audit Committee reviews the results of the independent accountant's audit and reports to the Board of Directors. The Audit Committee is currently composed of Ronald G. Reherman, Chairperson; Susanne R. Emge; Donald G. Harris; H. Ray Hoops; Laurence R. Steenberg, and Richard F. Welp. During 1998 the Audit Committee met four times.

The Corporation's nominating function is performed by the Board of Directors. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in Article III, Section 9 of the Corporation's Bylaws, a copy of which is available on request. Such request and any nominations should be addressed to the Secretary, National City Bancshares, Inc., 227 Main Street,
P. O. Box 868, Evansville, Indiana, 47705-0868.

Directors of the Corporation who are not employees of the Corporation or its other subsidiaries receive an annual retainer of $8,000 plus $200 for each Board of Directors' meeting attended and $150 for each committee meeting attended. In January 1999 the Board of Directors approved an increase in fees to $500 for each Board of Directors' meeting attended, and $250 for each committee meeting attended. The annual retainer did not change. Directors who are corporate or subsidiary employees receive no separate compensation for Board service.

                     COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation for the Chief Executive Officer of the Corporation and the Corporation's executive officers whose compensation exceeded $100,000 for the year ended December 31, 1998, hereinafter the "Named Executive Officers."

Summary Compensation Table

                                                                      Long-Term
                                                                     Compensation
                                      Annual Compensation               Awards
                                 ------------------------------   ------------------
                                                                      Securities
                                                                  Underlying Options    All Other
Name and Principal Position      Year      Salary     Bonus (1)       # Shares (2)     Compensation
---------------------------      ----      ------     ---------   ------------------   ------------

Michael F. Elliott               1998     $281,300     $18,008         47,249(4)        $16,480(5)
  Chairman of the Board and      1997      215,929      34,650         22,049            18,397(5)
  Chief Executive Officer (3)    1996      165,000      31,500         11,575            22,500(5)

Robert A. Keil                   1998      201,650      35,658         26,249            16,480(5,6)
  President                      1997      169,800      30,450         16,536            18,397(5)
                                 1996      145,000      26,880         11,575            22,500(5)

Curtis D. Ritterling             1998      163,333           0         26,249                 0
  Executive Vice-President,      1997       25,095           0          5,511                 0
  Assistant Secretary and        1996            0           0              0                 0
  Assistant Treasurer

<F1>  Amounts shown represent amounts paid under the Management Incentive
      Compensation Plan.

<F2>  Options granted have been adjusted for stock dividends.

<F3>  Mr. Elliott resigned his position with the Corporation effective
      February 16, 1999.

<F4>  Options were forfeited effective February 16, 1999.

<F5>  Amounts shown represent amounts contributed to the profit sharing plan
      and cash balance plan provided for all     employees who complete one
      year of service.

<F6>  Does not include amount accrued during 1998 under Mr. Keil's deferred excess benefit agreement because such amount represents the benefit that would have been paid to him under the Corporation's pension plan if the plan had not been terminated. See "Compensation Plans."

1998 Stock Option Grant Table

The following table sets forth the stock options granted to the Named Executive Officers during 1998 under the Corporation's Incentive Stock Option Plan.

                                         Individual Grants
                         -------------------------------------------------
                         Number of     % of Total
                         Securities      Options
                         Underlying    Granted to   Exercise
                           Options     Employees    Price (2)   Expiration      Grant Date
       Name              Granted (1)    in 1998     Per Share      Date      Present Value (3)
       ----              -----------   ----------   ---------   ----------   -----------------

Michael F. Elliott        47,249(4)      27.4%        $35.62    10/21/2008       $546,700
Robert A. Keil            26,249         15.2%        $35.62    10/21/2008        303,700
Curtis D. Ritterling      26,249         15.2%        $35.62    10/21/2008        303,700

<F1>  Options granted in 1998 were both incentive stock options and non-
      qualified stock options exercisable one year after the date of grant. These options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The number of options and exercise prices in the table have been adjusted for stock dividends.

<F2>  Exercise price is the fair market value on the date of grant, adjusted for stock dividends.

<F3>  These values were established using the Black Scholes stock option valuation model, modified to include dividends. Assumptions used to calculate the Grant Date Present Value for options granted during 1998 were as follows:

      (a) Expected Volatility - the variance in the percent change in stock price during the 20-month period immediately preceding each grant, which was 25.25%.

      (b)   Risk Free Rate - the average monthly rate for 10-year
            U.S.Treasury zero-coupon obligations during the month of grant as published in the Wall Street Journal, which was 4.95%.

      (c) Dividend Yield - the yield calculated by dividing the annualized dividend rate of the Corporation's stock in the amount of $0.80 per share by the fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of 2.14%.

      (d) Time of Exercise - the maximum exercise period for each grant at the time of the grant, which was 10 years.

<F4>  Options were forfeited effective February 16, 1999.

1998 Stock Option Exercises and Year-End Value Table

The following table sets forth the number and value of all unexercised stock options held by the Named Executive Officers at year end.

                                                                             Value ($) of
                                                         Number (#) of       Unexercised
                                                          Unexercised       "in-the-money"
                                                          Options -           Options -
                                                           12/31/98          12/31/98 (1)
                                                         -------------      --------------
                       Shares Acquired      Value        Exercisable/        Exercisable/
       Name              on Exercise     Realized ($)    Unexercisable       Unexercisable
       ----            ---------------   ------------    -------------      --------------

Michael F. Elliott            0               0         70,088/47,249(2)    846,260/79,896
Robert A. Keil                0               0         64,575/26,249       846,260/44,380
Curtis D. Ritterling          0               0          5,511/26,249             0/44,380

<F1>  Value is calculated based on the closing market price of the common stock on December 31, 1998 ($37.31), less the applicable option exercise price.

<F2>  Options were forfeited effective February 16, 1999.

Compensation Plans

Termination Benefits Agreements
-------------------------------

During 1998 the Corporation entered into a Termination Benefits Agreement with each of Messrs. Elliott, Keil, and Ritterling (the "Covered Named Executive Officers") and another senior officer of the Corporation. The purpose of the agreements is to encourage them to remain with the Corporation by assuring them of certain benefits in the event of a "Change in Control" of the Corporation.

The Termination Benefits Agreements provide for payments to the Covered Named Executive Officers upon the occurrence of certain events. Each Termination Benefits Agreement has a term of three years and is automatically extended annually for an additional one-year period unless notice is given by the Corporation or the Covered Named Executive Officer. The Termination Benefits Agreements are designed to protect the Covered Named Executive Officer against termination of his employment following a "Change in Control" of the Corporation. For purposes of the Termination Benefits Agreement, a "Change in Control" is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Corporation, the replacement of a majority of the current Board of Directors, or the approval by the shareholders of the Corporation of a merger, consolidation or reorganization of the Corporation unless more than 60% of the outstanding share of the Corporation resulting from such transaction are owned by persons who were shareholders of the Corporation prior to such transaction.

Following a "Change in Control," the Covered Named Executive Officer is entitled to the benefits provided by the Termination Benefits Agreement if, after a "Change in Control," he terminates his employment with the Corporation in response to certain actions by the Corporation which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by the Corporation to continue to provide him with benefits substantially similar to those previously provided to him, the required relocation of the Covered Named Executive Officer, or the breach by the Corporation of any of the provisions of the Termination Benefits Agreement.

Upon termination of employment, a Covered Named Executive Officer who is entitled to the benefits payable under the Termination Benefits Agreement shall receive within 30 days following the termination all earned but unpaid salary, bonus, and incentive payouts through the date of his termination.
In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times the Covered Named Executive Officer's average annual compensation paid by the Corporation for the past five years, reduced by the amount of any "excess parachute payment" within the meaning of Section 2806 of the Internal Revenue Code of 1986, as amended (the "Code").

Pension Plan
------------

The Corporation maintained a qualified defined benefit pension plan covering the Corporation and all subsidiaries, based on remuneration that is covered under the plan and years of service.

Each employee who had completed one year of eligible service was an eligible participant under the plan. The plan generally provided for a prospective benefit calculated as follows: 2% of the average annual salary of the five highest consecutive years within the last ten calendar years of credited service for each year of credited service up to 40 years' maximum. "Average annual salary" includes salary, bonus, and other amounts paid in cash to an eligible participant. The plan provided for early retirement at age 55 with reduced benefits or normal retirement with full benefits starting at age 60. The normal form of pension payment is in the form of a life annuity. For a married participant, the normal payment is in the form of a qualified joint and survivor annuity benefit. Participants may elect to receive their accrued retirement benefit in a single lump sum. The annual pension benefit is not subject to any deduction for social security.

The plan was curtailed effective December 31, 1997. Employees who participated in the plan became fully vested at December 31, 1997. The plan was terminated on October 1, 1998, and distributed to participants on April 15, 1999.

Covered compensation for Messrs. Elliott and Keil, as of the end of the last calendar year, was limited by law and totaled $160,000 each; and their years of service were four years and thirty-three years, respectively. Mr. Ritterling did not become eligible to participate in the plan prior to its termination.

Profit Sharing Plan
-------------------

The Corporation maintains a savings and profit sharing plan ("Profit Sharing Plan") for substantially all full-time employees who have completed one year of service. Employees may voluntarily contribute to the plan. The Corporation's contributions to the plan, which is subject to the discretion of the Board of Directors, cannot exceed 7% of the Corporation's net income before income taxes.

Cash Balance Plan
-----------------

The Corporation has a cash balance plan for employees of the Corporation and its subsidiaries. The plan is a type of defined benefit plan intended to qualify under section 401(a) of the Code under which participants are credited with amounts based on annual compensation and interest. Pay-based credits are equal to 5% of compensation, and interest is based on the annual rate of interest on 30-year Treasury securities. Compensation generally includes all W-2 wages plus certain pre-tax deferrals to other plans of the Corporation up to $160,000, as indexed for cost of living increases. The normal form of pension payment is a life annuity. For a married participant, the normal payment is in the form of a qualified joint and survivor annuity. Participants may elect to receive their accrued retirement benefit in a single lump sum. The annual pension benefit is not subject to any deduction for social security benefits.

Based on current compensation levels, the estimated annual benefits payable at normal retirement age for Messrs. Keil and Ritterling are $9,000 and $30,000, respectively. Mr. Elliott is entitled to a lump sum benefit of $8,000, computed on the basis of his termination of employment, effective February 16, 1999.

Supplemental Retirement Benefit Agreement
-----------------------------------------

The Corporation is a party to a deferred excess benefit agreement with Mr. Keil. The agreement is intended to compensate Mr. Keil for benefits that were not available to him under the Corporation's pension plan because of certain legal limits imposed on the plan and the early termination of the plan. The agreement calls for a benefit payable in four equal annual installments upon termination of employment equivalent to a benefit that would have been paid to Mr. Keil under the pension plan if the plan had not been terminated and without regard to any legal limitations imposed on the plan, reduced by the amount of the lump sum benefit actually paid to Mr. Keil upon termination of the plan. The maximum benefit may not exceed the amount that would be paid to Mr. Keil under the agreement upon his termination of employment at age 60.

Management Incentive Compensation Plan
--------------------------------------

The Board of Directors approved the Management Incentive Compensation Plan ("Incentive Plan") for implementation in 1994. The purpose of the Incentive Plan is to help improve overall Corporate performance by providing executives with variable award opportunities in return for outstanding measured performance. The Incentive Plan provides incentive opportunities based on the achievement of a combination of corporate, subsidiary, and individual executive goals. Specific measurable performance goals are established at the beginning of each year and approved by the Compensation Committee. At the end of the year, actual performance relative to the predetermined goals determines earned incentive awards. The Corporation must exceed a threshold net income percentage before any incentive payments are provided.

Incentive Stock Option Plan
---------------------------

On October 18, 1995, the Board of Directors adopted the Corporation's Incentive Stock Option Plan (the "Option Plan"), which the shareholders approved on April 16, 1996. The Option Plan authorizes the Compensation Committee to award incentive and non-qualified stock options to key employees of the Corporation and its subsidiaries. The total number of shares of common stock reserved for issuance under the Option Plan is currently 572,574 shares, subject to antidilution adjustments. The Option Plan will terminate no later than October 18, 2005. At December 31, 1998, options to purchase an aggregate of 555,262 shares had been granted and were outstanding under the Option Plan.

Report of the Compensation Committee

Compensation Committee Structure and Philosophy
-----------------------------------------------

The Compensation Committee is currently composed of the following:  Laurence
R. Steenberg, Chairman; Susanne R. Emge; Donald G. Harris; H. Ray Hoops; Ronald G. Reherman; and Richard F. Welp.

The Committee met ten times during the year, among other things, to establish the compensation of the Corporation's executive officers.

The executive compensation program of the Corporation has been designed to

       - Support a pay-for-performance policy that awards executive officers for corporate performance;

      -     Motivate key senior officers to achieve strategic goals;

      - Provide compensation opportunities which are comparable to those offered by other comparable companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

Generally, compensation takes several forms, including base salary, cash bonuses awarded under the Incentive Plan, stock options awarded under the Option Plan, and Corporate contributions to the Profit Sharing Plan and Cash Balance Plan.

Base Salary
-----------

During 1998 the Compensation Committee retained Harding Shymanski & Co., PC to evaluate the compensation and benefits paid to the Corporation's executive officers and its subsidiaries' executive officers. The evaluation included a comparison of compensation paid by the Corporation with compensation paid by comparable regional financial institutions as published in established compensation surveys. Based on (i) this evaluation, (ii) the Committee's assessment of the Corporation's performance relative to its peers, and (iii) and the executive officers' performance, the Compensation Committee elected to raise 1998 base salaries for executive officers, including the Named Executive Officers by an average of 22%.

Incentive Compensation
----------------------

During 1997 the Corporation exceeded its net income target, and many executive officers satisfied their personal performance goals of asset quality, expense control, and growth of the Corporation; thus the Committee approved cash bonuses under the Incentive Plan in 1998. Further, based on the purpose of the Option Plan (encourage a proprietary interest through stock ownership), past performance of the recipient, and the ability of the recipient to affect the future of the Corporation, the Committee awarded an aggregate of 172,725 stock options, including awards to Messrs. Elliott, Keil, and Ritterling, in the amounts indicated in the 1998 Stock Option Grant Table.

CEO Compensation
----------------

Michael F. Elliott's base salary for 1998 was determined by the Compensation Committee in accordance with the procedures described above. His base salary for 1998 was increased 30% to $281,300. Mr. Elliott also participated in the Incentive Plan until he was named Vice Chairman on June 18, 1997, and received options to purchase 47,249 shares under the Option Plan. Mr. Elliott received an additional $16,480 in compensation as set forth in "Compensation of Executive Officers - Summary Compensation Table" pursuant to the Profit Sharing Plan and Cash Balance Plan.

This report on compensation is submitted by the Compensation Committee:
Laurence R. Steenberg, Chairperson; Susanne R. Emge; Donald G. Harris; H. Ray Hoops; Ronald G. Reherman, and Richard F. Welp.

Compensation Committee Interlocks and Insider Participation in
--------------------------------------------------------------
 Compensation Decisions
 .----------------------

No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under
Item 404 of Regulation S-K or as a former officer or employee of the Corporation, except that Mr. Lippert, who served as a member of the Compensation Committee during 1998, is a former officer of the Corporation.

Comparative Stock Performance

The following is a line graph comparing the cumulative total shareholder return among National City Bancshares, Inc. (NCBE); the Center for Research in Securities Prices (CRSP), at the University of Chicago, Total Return Index for Nasdaq Bank Stocks (NASDAQ BANKS); and the CRSP Total Return Index for The Nasdaq Stock Market, U.S. Companies only, (NASDAQ STOCK MARKET). It assumes that $100 was invested December 31, 1993, and all dividends were reinvested. Fiscal year ending December 31 data is used. The shareholder return shown on the graph is not necessarily indicative of future performance.

                                   [Graph]

                          1993        1994        1995        1996        1997        1998
                          ----        ----        ----        ----        ----        ----

NCBE                     100.00      128.03      140.94      186.08      304.41      221.97
NASDAQ BANKS             100.00       99.64      148.38      195.91      328.02      324.90
NASDAQ STOCK MARKET      100.00       97.75      138.26      170.01      208.58      293.21

                        TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Corporation and its subsidiaries and their associates were customers of, and have had transactions with, the Corporation's subsidiary banks in the ordinary course of business during 1998. These transactions consisted of extensions of credit by the subsidiaries in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.
 In the opinion of the management of the subsidiaries, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The subsidiaries expect to have, in the future, financial transactions in the ordinary course of its business with directors, officers, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time on comparable transactions with others.

          SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's executive officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 1998 all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with, except that one report covering one transaction was filed late by Richard F. Welp, and one report covering one transaction was filed late by Robert A. Keil.

              PROPOSAL 2:  ADOPTION OF THE CORPORATION'S  1999
                           STOCK OPTION AND INCENTIVE PLAN

On April 5, 1999, the Board of Directors of the Corporation unanimously adopted the 1999 Stock Option and Incentive Plan (the "Plan"), and directed that the Plan be submitted to the shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan as set forth as Exhibit A to this Proxy Statement. Shareholders are urged to read the actual text of the Plan.

If approved, the Plan will replace the Corporation's current Option Plan. As of December 31, 1998, the Corporation had only 17,312 shares of common stock available for issuance under the current Option Plan. If the Plan is approved, no further awards will be made under the current Option Plan.

     The Board of Directors recommends a vote FOR adoption of the Plan.

Purpose
-------

The purpose of the Plan is to promote the long-term interests of the Corporation and its shareholders by attracting and retaining directors, officers and key employees of the Corporation. Further, the Corporation believes that directors and employees who own shares of the Corporation's common stock will have a closer identification with the Corporation and greater motivation to work for the Corporation's success because, as shareholders, they will participate in the Corporation's growth and earnings.

Administration of the Plan
--------------------------

The Plan will be administered by a Committee of three or more members of the Corporation's Board of Directors (the "Committee"). Subject to the terms of the Plan, the Committee has the sole discretion to: (a) select award recipients, grant awards, and provide the terms and conditions of all awards (which need not be identical among recipients); (b) interpret the Plan and awards; and (c) adopt rules and procedures for the administration, interpretation, and operation of the Plan.

Eligible Persons
----------------

Recipients of incentive awards under the Plan must be directors or employees of the Corporation or its subsidiaries, as determined by the Committee. The Corporation presently has approximately 1,059 directors and employees who fall within the category of people who may be considered for incentive awards under the Plan.

Shares Subject to the Plan
--------------------------

The Plan permits the granting of awards of stock options and performance shares. The total number of shares of common stock that may be issued under the Plan is 750,000, subject to adjustment as provided in the Plan. The source of shares may be authorized and unissued shares or shares acquired by the Corporation and held as treasury shares.

The number of shares covered by an award under the Plan reduces the number of shares available for future awards under the Plan. However, if any award expires, terminates, or is surrendered for cancellation without having been exercised in full, or if shares are withheld by the Corporation to pay the exercise price of options, the number of such shares are added back to the number of remaining available shares under the Plan.

The total number of shares of common stock that may be granted to any individual during any calendar year under all forms of awards may not exceed 75,000 shares.

Stock Options
-------------

With respect to the stock options under the Plan that are intended to qualify as "incentive stock options" under section 422 of the Code, the option price will be at least 100% (or, in the case of a holder of 10% or more of the Corporation's voting stock, 110%) of the mean between the highest and lowest sales price for one share on the day before the grant of the stock option (the "Market Value"). The aggregate Market Value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000.

The Committee will establish the exercise price of options that do not qualify as incentive stock options ("non-qualified stock options") at the time the options are granted; however, the exercise price may not be less than 85% of the Market Value on the date of the grant.

No incentive stock option granted under the Plan may be exercised more than ten years (or, in the case of a holder of 10% of the Corporation's voting stock, five years) from the date it is granted. The Committee may provide for a shorter period. Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant.

Stock options granted under the Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee at the time of the grant. Generally, and unless provided otherwise in an award, if a grantee's employment or service with the Corporation or a subsidiary is terminated for any reason other than death, disability, or involuntary termination for cause, such grantee's options expire three months after termination. Unless the terms of an award provide otherwise, in the event of involuntary termination for cause, the grantee's options will expire on the date of termination.

The exercise price of each option must be paid in full at the time of exercise. The Committee may permit payment through the tender of shares of common stock already owned by the participant, withholding of shares issuable under the award or by any other means which the Committee determines to be consistent with the Plan's purpose.

Adjustments in Awards
---------------------

In the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure of the Corporation affecting shares of common stock, the Committee may adjust the number and class of shares that may be delivered under the Plan, and the number and class of shares subject to outstanding awards, in such manner as the Committee (in its sole discretion) shall determine to be appropriate.

                    PROPOSAL 3:  APPOINTMENT OF AUDITORS

The appointment of PricewaterhouseCoopers, LLP ("PricewaterhouseCoopers") as auditors for the Corporation during 1999 will be submitted to the meeting in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board of Directors.

On May 20, 1998, the Corporation engaged the accounting firm of PricewaterhouseCoopers as auditors for 1998. McGladrey & Pullen, LLP ("McGladrey") had served as the Corporation's auditors for 1997 and earlier years. The change in auditors occurred as a result of a formal proposal process involving three accounting firms, including PricewaterhouseCoopers. The decision was approved by the Board of Directors. During the period from January 1, 1997 through May 20, 1998, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, or any reportable events. McGladrey's report on the consolidated financial statements of the Corporation for the years ended December 31, 1997, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Board of Directors recommends a vote FOR the appointment of PricewaterhouseCoopers, LLP.

                SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

The date by which shareholder proposals must be received by the Corporation for inclusion in the proxy materials relating to the 2000 annual meeting of shareholders is December 23, 1999. The Corporation's By-Laws provide that shareholders are required to give advance notice to the Corporation of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws generally provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Corporation not less than 90 days prior to the annual meeting. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. These advance notice and eligibility provision are set forth in Article II, Section 9, and
Article III, Section 8 of the Corporation's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Stephen C. Byelick, Jr., Secretary, National City Bancshares, Inc., 227 Main Street, P. O. Box 868, Evansville, Indiana 47705-0868.

                         INCORPORATION BY REFERENCE

To the extent this Proxy Statement has or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee" and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly
come before the meeting.   A copy of the Corporation's 1998 annual report on
Form 10-K filed with the Securities and Exchange Commission is available without charge to shareholders upon request (except that a reasonable fee will be charged for copies of exhibits, if requested). Address all requests, in writing, for this document to Stephen C. Byelick, Jr., Secretary, National City Bancshares, Inc., 227 Main Street, P. O. Box 868, Evansville, Indiana 47705-0868.

                                       By Order of the Board of Directors,

                                       /S/  STEPHEN C. BYELICK, JR.

                                       STEPHEN C. BYELICK, JR.
                                       Secretary

April 21, 1999

                                 EXHIBIT "A"

                       NATIONAL CITY BANCSHARES, INC.
                    1999 STOCK OPTION AND INCENTIVE PLAN

      1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining Employees and Directors who provide services to the Company and its Affiliates.

      2.  Definitions.  The following definitions are applicable to the
Plan:

            "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code Sections 424(e) and (f), respectively.

            "Award" means the grant by the Committee of Incentive Stock Options, Nonqualified Stock Options or any combination of the foregoing, pursuant to the terms of the Plan.

            "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

            "Board" means the Board of Directors of the Company.

            "Cause" means, in connection with a Participant's Termination of Service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, or any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate.

            "Change in Control" means any one of the following events: (a) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act after the date of the adoption of the Plan by the Board, first becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (b) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Company shall cease to constitute a majority of the Board of the Company or (c) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of the foregoing events shall not be deemed a Change in Control if, prior to occurrence, a resolution specifically approving the occurrence shall have been adopted by at least a majority of the Board.

            "Code" means the Internal Revenue Code of 1986, as amended, and interpretive rules and regulations thereunder.

            "Committee" means the Committee appointed by the Board to administer the Plan.

            "Company" means National City Bancshares, Inc., an Indiana corporation.

            "Date of Grant" means the date on which an Award is granted, as determined by the Committee; provided, however, that in the absence of a Committee determination, the date on which the Committee adopts a resolution granting the Award.

            "Director" means any individual who is a member of the Board regardless of whether the Director is an Employee of the Company or any Affiliate.

            "Disability" means total and permanent disability as determined by the Committee pursuant to Code Section 22(e)(3).

            "Employee" means any person employed by the Company or an Affiliate, or expected to be employed by the Company or Affiliate, provided the individual becomes actually so employed.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exercise Price" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

            "Incentive Stock Option" means an Option to purchase Shares which is intended to qualify under Code Section 422.

            "Market Value" as of a specified date means the mean between the highest and the lowest sales prices as reported by the Nasdaq National Market for one Share for the date immediately preceding the date as of which Market Value is being determined (or, if there were fewer than two sales transactions reported on such date, on the last preceding date on which there were two or more transactions reported), or if the Shares are not listed for trading on the Nasdaq National Market, the mean between the highest bid and the lowest asked quotations of one Share for the date immediately preceding the date as of which Market Value is being determined (or, if there were no reported bid and asked quotations on such date, on the last preceding date) as reported by NASDAQ or any similar quotation system then in use, or, if no such quotations are available, the fair market value of one Share as the Committee shall determine.

            "Nonqualified Stock Option" means an Option to purchase Shares which is not intended to qualify under Code Section 422.

            "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

            "Participant" means an individual selected by the Committee to receive an Award.

            "Plan" means the National City Bancshares, Inc., 1999 Stock Option and Incentive Plan.

            "Reorganization" means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

            "Retirement" means, with respect to an Employee, Termination of Service with the Company or any Affiliate after completing ten (10) years of service and attaining age sixty (60).

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means the shares of common stock, no par value, of the Company.

            "Termination of Service" means, in the case of an Employee, the termination of the employment relationship between the Employee and the Company and all Affiliates; and in the case of an individual that is not an Employee, the termination of the service relationship between the individual and the Company and all Affiliates.

      3. Administration. The Plan shall be administered by a Committee, which shall consist of three or more members of the Board. The members of the Committee shall be appointed by the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee.

      Except as expressly limited by the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and control its operation, including, but not limited to, the power to (a) select Participants, grant Awards and provide the terms and conditions of all Awards (which need not be identical among Participants); (b) interpret the Plan and Awards; and, (c) adopt rules and procedures for the administration, interpretation and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

      4. Participants. The Committee, in its sole discretion, may select from time to time Participants in the Plan from those Employees and Directors who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates; provided, however, Incentive Stock Options may be granted only to Employees of the Company or its Affiliates.

      5. Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

      6. Award Agreement. Each Award shall be evidenced by an Award Agreement containing the terms and the conditions of the Award, as determined by the Committee, in its sole discretion. With respect to Awards of Options, in addition to any other terms and conditions the Committee establishes, the Award Agreement shall specify the Exercise Price, the time or times at which an Option will vest or become exercisable, the term of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

      7. Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 11 of the Plan:

            (a) The maximum number of Shares which may be issued under Awards under the Plan shall not exceed 750,000 Shares. The Shares may be either authorized and unissued Shares or Shares acquired by the Company and held as treasury Shares. Shares that are withheld to satisfy payment of the Exercise Price or any tax withholding obligation and any Shares subject to an Award which expires, terminates or is surrendered for cancellation may be subject to new Awards under the Plan.

            (b) The number of Shares which may be issued hereunder to any Employee during any calendar year under all forms of Awards shall not exceed 75,000 Shares.

            (c) The Exercise Price for Shares awarded under Incentive Stock Options may not be less than the Market Value of the Shares on the Date of Grant; provided, however, the Exercise Price may not be less than 110% of Market Value with respect to Incentive Stock Options granted to any Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates. The Exercise Price for Shares awarded under Nonqualified Stock Options may not be less than 85% of the Market Value of the Shares on the Date of Grant.

      8. Term of Options. Unless otherwise provided in the Award Agreement, Options shall expire on, and may not be exercised after, the earliest to occur of the following events:

            (a)  the tenth anniversary of the Date of Grant;

            (b) three (3) months after a Participant's Termination of Service by reason of Retirement, except that any Nonqualified Stock Options shall expire, and may not be exercised after, five (5) years after a Participant's Termination of Service by reason of Retirement;

            (c) one (1) year after a Participant's Termination of Service by reason of Disability;

            (d) one (1) year after a Participant's death while employed or within three (3) months after Termination of Service by reason of Retirement or Disability;

            (e) one (1) year after a Participant's death within three (3) months after Termination of Service for reason other than Retirement or Disability; provided, however, an Option may be exercised only to the extent exercisable by the Participant immediately prior to the Participant's death;

            (f)  three (3) months after a Participant's voluntary
      Termination of Service; provided, however, an Option may be exercised only to the extent exercisable by the Participant immediately prior to the Participant's Termination of Service;

            (g) three (3) months after involuntary Termination of Service for reason other than Cause; and

            (h)  the date of involuntary Termination of Service for Cause.

      9.  Method of Exercise of Options.   To exercise an Option under the
Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which the Participant elects to exercise the Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice and payment are received by the Company. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order), or with the consent of the Committee, in whole or in part through the surrender of shares of common stock the Participant has owned for more than six months.

      10. Incentive Stock Options - Additional Provisions. Any provisions of the Plan to the contrary notwithstanding, Incentive Stock Options shall be subject to the following:

            (a) The aggregate Market Value (determined on the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

            (b)  No Incentive Stock Option may be exercised more than three
      (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise.

            (c) No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

Unless otherwise provided by the Committee in the Award Agreement, to the extent that an Option does not qualify as an Incentive Stock Option, because of its provisions, the time and manner of its exercise or otherwise, the Option or portion thereof which does not so qualify, shall constitute a separate Nonqualified Stock Option.

      11. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares and Exercise Price of Options with respect to Awards previously granted under the Plan may be adjusted by the Committee, in its sole discretion, and the Committee's determination shall be conclusive.

      12. Effect of Reorganization. Except as otherwise specifically provided in the Award Agreement, Awards will be affected by a Reorganization as follows:

            (a) If the Reorganization is a dissolution or liquidation of the Company, then each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of the Participant's right within a reasonable period of time prior to any dissolution or liquidation.

            (b) If the Reorganization is a merger or consolidation, other than a Change in Control subject to Section 13 of this Plan, upon the effective date of the Reorganization, each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization.

      The adjustments contained in this Section and the manner of application of its provisions shall be determined solely by the Committee.

      13. Effect of Change of Control. Upon a Change in Control, unless the Committee shall have otherwise provided in the Award Agreement, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of the event and shall remain exercisable in accordance with their terms; provided, however, no Option which has previously been terminated shall become exercisable.

      14. Assignments and Transfers. Except as expressly authorized by the Committee in the Award Agreement, Awards may not be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime, may be exercisable only by the Participant.

      15. Participant Rights Limited. No Employee, Director or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no Employee, Director or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any person any right to be retained in the employ or service of the Company or any Affiliate.

      16. Shareholder Rights. No Participant or other person shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or other person entitled to the Shares.

      17. Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion, and pursuant to such procedures as it may establish from time to time, may permit a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for more than six months having a Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be the applicable statutory minimum federal, state or local income tax with respect to the Award on the date that the amount of tax is to be withheld. For these purposes, the value of the Shares to be withheld or delivered shall be equal to the Market Value as of the date that the taxes are required to be withheld.

      18. Settlement of Awards. The Company's obligation to deliver Shares with respect to an Award shall be subject to such conditions, restrictions and contingencies as the Company may establish, including but not limited to, the receipt of a representation as to the investment intention of the person to whom Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of a representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of the Shares to listing on any stock exchange or system on which the Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

      19. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code Section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

      20. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board, subject to approval and ratification by the shareholders of the Company at the next annual meeting of shareholders. Awards may be granted prior to shareholder approval and ratification, but shall become null and void if the Company's shareholders fail to approve and ratify the Plan as provided in this Section. After approval by the Company's shareholders, the Plan shall continue in effect for a term of ten
(10) years from the date of adoption by the Board of Directors unless sooner terminated pursuant to Section 19 of the Plan.

      21. Governing Law. The Plan and Award Agreements shall be construed in accordance with and governed by the laws of the State of Indiana.


                                       Adopted by the Board of Directors of
                                       National City Bancshares, Inc.
                                       as of April 5, 1999

                                       Adopted by the Shareholders of
                                       National City Bancshares, Inc.
                                       as of ___________ __, 1999

           PROXY                     THIS PROXY IS SOLICITED ON BEHALF OF
                                            THE BOARD OF DIRECTORS

National City Bancshares, Inc.     The undersigned hereby appoints Waller
 227 Main Street, P.O. Box 868     S. Clements, Ole J. Olsen, Jr., Esq.,
  Evansville, IN 47705-0868        and David L. Woll, Esq., Proxies, each
                                   with the power to appoint his or her
                                   substitute, and hereby authorizes them
to represent and to vote as below, all the shares of Common Stock of National City Bancshares, Inc. held of record by the undersigned on March 22, 1999, at the Annual Meeting of Shareholders to be held on May 19, 1999, or any adjournment thereof.

1. ELECTION OF DIRECTORS-CLASS I (term to expire 2002)
   [ ]  FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY to vote for
        (except as marked to the             all nominees listed below
        contrary below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

  Janice L. Beesley   Donald G. Harris   George D. Martin   Richard F. Welp

2. To consider and act upon a proposal to adopt the National City
   Bancshares, Inc. 1999 Stock Option and Incentive Plan.
   [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3. To approve the appointment of PricewaterhouseCoopers, LLP as the Corporation's auditors for 1999.
   [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

4. The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the Meeting.

               (continued, and to be signed on the other side)


National City Bancshares, Inc.
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH  45263

                            fold and detach here
--------------------------------------------------------------------------
This Proxy confers authority to vote "FOR" each proposition listed above unless otherwise indicated. (IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.)

Please sign exactly as name appears below.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                       Dated:______________________, 1999



                                       __________________________________
                                                   Signature

                                       __________________________________
                                           Signature, if held jointly
                                       When shares are held by joint
                                       tenants, both should sign. When
                                       signing as an attorney, executor,
                                       administrator, trustee, or guardian,
                                       please give full title as such. If a
                                       corporation, please sign full
                                       corporate name by president or other
                                       authorized officer. If a
                                       partnership, please sign in
                                       partnership name by authorized
                                       persons.